Exhibit 99.1

Media Contact:

Eric DeRitis, (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2017 FINANCIAL RESULTS

Cash Flow from Operations $656 million, up 72% year-over-year

-     Diluted Earnings per Share up 82% year-over-year

-     Net Income up 80% year-over-year

-     Gross Margin expansion 600 basis points year-over-year

-     Average Capacity per Drive up 30% year-over-year

CUPERTINO, CA — January 24, 2017 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the second quarter of fiscal year 2017 ended December 30, 2016. For the second quarter, the Company reported revenue of $2.9 billion, gross margin of 30.8%, net income of $297 million and diluted earnings per share of $1.00. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 31.8%, net income of $412 million and diluted earnings per share of $1.38.

During the second quarter, the Company generated $656 million in cash flow from operations, paid cash dividends of $188 million, and repurchased 4.1 million ordinary shares for $147 million. Cash, cash equivalents, and short-term investments totaled approximately $1.7 billion at the end of the quarter. There were 295 million ordinary shares issued and outstanding as of the end of the quarter.

“The Company’s product execution, operational performance, and financial results improved every quarter throughout 2016. In the December quarter we achieved near record results in gross margin, cash flow, and profitability. Seagate’s employees are to be congratulated for their incredible effort,” said Steve Luczo, Seagate’s chairman and chief executive officer. “Looking ahead, we are optimistic about the long-term opportunities for Seagate’s business as enterprises and consumers embrace and benefit from the shift of storage to cloud and mobile applications. Seagate is well positioned to work with the leaders in this digital transformation with a broad market-leading storage solution portfolio.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) has approved a quarterly cash dividend of $0.63 per share, which will be payable on April 5, 2017 to shareholders of record as of the close of business on March 22, 2017. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 2:00 p.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its third fiscal quarter of 2017, including key underlying assumptions.

An archived audio webcast of this event will be available on Seagate’s Investors website at www.seagate.com/investors shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, estimates of industry growth, and dividend and share repurchase plans for the fiscal quarter ending March 31, 2017 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; our ability to comply with certain covenants in our credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt our operations or results in the dissemination of proprietary or confidential information and cause reputational harm; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 5, 2016, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 30, 2016	July 1, 2016 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,716	$1,125
Short-term investments	—	6
Accounts receivable, net	1,211	1,318
Inventories	1,008	868
Other current assets	205	216

Total current assets	4,140	3,533
Property, equipment and leasehold improvements, net	2,012	2,160
Goodwill	1,237	1,237
Other intangible assets, net	364	448
Deferred income taxes	614	616
Other assets, net	194	219

Total Assets	$8,561	$8,213

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,631	$1,517
Accrued employee compensation	254	184
Accrued warranty	114	104
Accrued expenses	682	444

Total current liabilities	2,681	2,249
Long-term accrued warranty	108	102
Long-term accrued income taxes	13	14
Other non-current liabilities	143	164
Long-term debt	4,093	4,091

Total Liabilities	7,038	6,620

Equity:
Total Equity	1,523	1,593

Total Liabilities and Equity	$8,561	$8,213

(a)	The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 1, 2016.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Revenue	$2,894	$2,986	$5,691	$5,911

Cost of revenue	2,003	2,245	3,999	4,482
Product development	305	304	620	632
Marketing and administrative	155	160	308	341
Amortization of intangibles	28	31	57	65
Restructuring and other, net	33	17	115	76

Total operating expenses	2,524	2,757	5,099	5,596

Income from operations	370	229	592	315

Interest income	1	1	2	2
Interest expense	(50)	(48)	(100)	(95)
Other, net	(11)	(2)	(11)	(11)

Other expense, net	(60)	(49)	(109)	(104)

Income before income taxes	310	180	483	211
Provision for income taxes	13	15	19	13

Net income	$297	$165	$464	$198

Net income per share:
Basic	$1.00	$0.55	$1.56	$0.66
Diluted	1.00	0.55	1.55	0.65
Number of shares used in per share calculations:
Basic	296	299	297	301
Diluted	298	301	299	304

Cash dividends declared per ordinary share	$0.63	$0.63	$1.26	$1.17

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	December 30, 2016	January 1, 2016
OPERATING ACTIVITIES
Net income	$464	$198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	391	417
Share-based compensation	73	65
Impairment of long-lived assets	9	—
Deferred income taxes	3	—
Other non-cash operating activities, net	18	11
Changes in operating assets and liabilities:
Accounts receivable, net	110	384
Inventories	(140)	(32)
Accounts payable	170	257
Accrued employee compensation	70	(87)
Accrued expenses, income taxes and warranty	69	(5)
Other assets and liabilities	10	(2)

Net cash provided by operating activities	1,247	1,206

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(235)	(346)
Proceeds from the sale of property and equipment	(1)	—
Maturities of short-term investments	6	—
Cash used in acquisition of business, net of cash acquired	—	(634)
Other investing activities, net	(4)	—

Net cash used in investing activities	(234)	(980)

FINANCING ACTIVITIES
Redemption and repurchase of debt	—	(15)
Taxes paid related to net share settlement of equity awards	(24)	(54)
Repurchases of ordinary shares	(248)	(1,061)
Dividends to shareholders	(188)	(351)
Proceeds from issuance of ordinary shares under employee stock plans	47	41
Other financing activities, net	—	(4)

Net cash used in financing activities	(413)	(1,444)

Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(12)	(3)

Increase (decrease) in cash, cash equivalents, and restricted cash	588	(1,221)
Cash, cash equivalents, and restricted cash at the beginning of the period	1,132	2,486

Cash, cash equivalents, and restricted cash at the end of the period	$1,720	$1,265

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross margin, net income and diluted earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended December 30, 2016	For the Six Months Ended December 30, 2016
Reconciliation of GAAP Net Income:
GAAP Net income		$297	$464
Non-GAAP adjustments:
Revenue	A	(1)	(1)
Cost of revenue	B	29	54
Product development	C	2	2
Marketing and administrative	D	1	—
Amortization of intangibles	E	27	54
Restructuring and other, net	F	33	115
Other expense, net	G	24	23

Non-GAAP net income		$412	$711

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$1.00	$1.55
Non-GAAP		$1.38	$2.38
Shares used in diluted net income per share calculation		298	299

A For the three and six months ended December 30, 2016, Revenue has been adjusted on a non-GAAP basis to exclude revenue on certain discontinued products that had previously recognized a sales return provision.

B For the three and six months ended December 30, 2016, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions and accelerated depreciation and write off of certain fixed assets related to restructuring.

C For the three and six months ended December 30, 2016, Product development expenses have been adjusted on a non-GAAP basis to exclude accelerated depreciation and write off of certain fixed assets related to restructuring and other charges.

D For the three months ended December 30, 2016, Marketing and administrative expenses have been adjusted on a non-GAAP basis primarily to reflect the impact of certain strategic development costs.

E For the three and six months ended December 30, 2016, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

F For the three and six months ended December 30, 2016, Restructuring and other net, has been adjusted on a non-GAAP basis primarily related to reductions in our workforce as a result of our ongoing focus on cost efficiencies in all areas of our business.

G For the three and six months ended December 30, 2016, Other expense, net has been adjusted on a non-GAAP basis to exclude the impairment of a certain strategic investment.